SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement      [ ]   Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                    The Source Information Management Company
                (Name of Registrant as Specified in Its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)      Title to each class of securities to which transaction applies:

        2)      Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)      Proposed maximum aggregate value of transaction:

        5)      Total fee paid:


[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                    THE SOURCE INFORMATION MANAGEMENT COMPANY
                             11644 Lilburn Park Road
                            St. Louis, Missouri 63146

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

To the Shareholders of                                    August 26, 1998
The Source Information Management Company:                St. Louis, Missouri

The Annual Meeting of the Shareholders of The Source Information Management Company will be held on October 6, 1998 at 4:00 p.m. Eastern Daylight Savings Time at The Sky Club, 200 Park Avenue, New York, New York 10166, for the following purposes:

    1. To elect two class III directors to each serve a three-year term and until each director's successor has been elected and qualified;

    2. To consider and vote upon a proposal to amend the Company's Bylaws to render inapplicable a Missouri statute which restricts certain business combinations;

    3. To consider and vote upon a proposal to amend the Company's Bylaws to render inapplicable a Missouri statute which may impair voting rights of control shares upon transfer;

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on August 17, 1998, will be entitled to vote at the meeting. A list of all shareholders entitled to vote at the annual meeting, arranged in alphabetical order and showing the address of and number of shares held by each shareholder, will be open at the principal office of The Source Information Management Company, 11644 Lilburn Park Road, St. Louis, Missouri 63146, during usual business hours, to the examination of any shareholder for any purpose germane to the annual meeting for 10 days prior to the date thereof. The list of shareholders will also be available at the meeting for examination at any time during the meeting.

A copy of the Company's Annual Report for fiscal year 1998 accompanies this notice.

                                         By Order of the Board of Directors

                                         /s/ Alan G. Johnson

                                         Alan G. Johnson
                                         Secretary


Whether or not you intend to be present at the meeting, please mark, sign, date, and return the accompanying proxy promptly. A return addressed envelope is enclosed for your convenience.

The Source Information Management Company
11644 Lilburn Park Road
St. Louis, Missouri 63146
(314) 995-9040


--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------


SOLICITATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of The Source Information Management Company, a Missouri corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held October 6, 1998 at The Sky Club, 200 Park Avenue, New York, New York 10166, at 4:00 p.m. Eastern Daylight Savings Time and at any adjournments thereof. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wishes. This proxy statement and the accompanying proxy card will be first mailed to shareholders on or about August 26, 1998. All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, telecopy and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and the Company will reimburse them for their out-of-pocket expenses incurred in connection with the distribution of proxy materials.

REVOCABILITY OF PROXY

If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company, or the presiding officer at the meeting, in writing of such revocation at any time prior to the voting of the proxy, by attending the meeting and voting in person, or by submitting a new proxy bearing a later date.

RECORD DATE

Only shareholders of record at the close of business on August 17, 1998, will be entitled to vote at the meeting.

ACTION TO BE TAKEN UNDER PROXY

All properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted by S. Leslie Flegel and William H. Lee, or the one of them who acts, in accordance with the directions specified in the proxy. If no such directions have been specified by marking the appropriate squares in the accompanying proxy card, the shares will be voted as follows:

       (1) FOR the election of S. Leslie Flegel and William H. Lee named herein as nominees for directors of the Company to hold office for a term of three years expiring in 2001 and until each director's successor has been duly elected and qualified;

       (2)         FOR an  amendment  of the  Bylaws  to render  inapplicable  a
                   Missouri    statute   which   restricts    certain   business
                   combinations;

       (3) FOR an amendment of the Bylaws to render inapplicable a Missouri statute which may impair the voting rights of control shares upon transfer;

       (4) According to their judgment, on the transaction of such other business as may properly come before the meeting or any adjournments thereof.

Should the nominee named herein for election as a director become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause the nominee to be unavailable.

                  VOTING SECURITIES, PRINCIPAL HOLDERS THEREOF
                          AND CUMULATIVE VOTING RIGHTS

On July 1, 1998, there were 9,562,468 shares of Common Stock, par value $.01 per share ("Common Stock"), outstanding, which constitute all of the outstanding voting capital stock of the Company. Each shareholder is entitled to cast one vote for each share of record on all matters to be voted on by the shareholders, including the election of directors.

A majority of the outstanding shares, represented in person or by proxy, shall constitute a quorum at the meeting. Votes that are withheld in the election of directors, abstentions on all other matters properly brought before the meeting and the proxies relating to "street name" shares which are not voted by brokers on one or more, but less than all, matters (so-called "broker non-votes") will be considered as shares present for purposes of determining a quorum. Under applicable state law and the Company's Bylaws, an affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required for the election of directors and for approval of all other matters that may be submitted to a vote of the shareholders at the 1998 Annual Meeting. Proxies that direct votes be withheld for the election of a director and abstentions regarding other proposals (including proxies which deny discretionary authority on any other matters properly brought before the meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such matters. Broker non-votes will not be treated as shares represented at the meeting as to such matter(s) not voted on and therefore will have no effect.

The following table sets forth as of July 1, 1998, the beneficial ownership of each current director (including the nominees for election as directors), each of the executive officers named in the Summary Compensation Table set forth herein, the executive officers and directors as a group, and each other shareholder known to the Company to own beneficially more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the beneficial owners set forth in the table have sole voting and investment power.

                                                   Beneficial Ownership
Name and Address                                   --------------------
of Beneficial Owner                      Number of Shares           Percent
-------------------                      ----------------           -------
S. Leslie Flegel                           1,231,722(a)               12.8
     11644 Lilburn Park Road
     St. Louis, Missouri 63146

William H. Lee                               909,146(b)                9.5
     711 Gallimore Dairy Road
     High Point, North Carolina 27265

Cameron Capital Ltd                          571,328(c)                5.8
     10 Cavendish Rd
     Hamilton HM 19
     Bermuda

Timothy A. Braswell                          306,509(d)                3.2
     711 Gallimore Dairy Road
     High Point, North Carolina 27265

Aron Katzman                                 148,826(d)               1.6
     10 Layton Terrace
     St. Louis, Missouri 63124

Dwight L. DeGolia                            112,450(e)                1.2
     11644 Lilburn Park Road
     St. Louis, Missouri 63146

John P. Watkins                               46,776(f)                  *
     711 Gallimore Dairy Road
     High Point, North Carolina  27265

Harry L. Franc, III                           36,462(g)                  *
     19 Briarcliff
     St. Louis, Missouri 63124

Randall S. Minix                                  8,485                  *
     5502 White Blossom Drive
     Greensboro, North Carolina 27410

All directors and executive                2,946,145(h)               30.4
officers as a group  (11 persons)
------------------------
 *       Less than 1%

(a) Includes exercisable options to acquire 29,752 shares of Common Stock at an exercise price of $1.66 per share.

(b) Includes exercisable options to acquire 16,364 shares of Common Stock at an exercise price of $2.66 per share.

(c) Includes exercisable options to acquire 300,000 shares of Common Stock at an exercise price of $3.00 per share.

(d) Includes exercisable options to acquire 10,045 shares of Common Stock at an exercise price of $3.00 per share.

(e) Includes exercisable options to acquire 4,364 shares of Common Stock at an exercise price of $2.42 per share.

(f) Includes exercisable options to acquire 41,322 and 5,454 shares of Common Stock at an exercise price of $5.60 and $2.42, respectively, per share.

(g) Includes exercisable options to acquire 2,232 shares of Common Stock at an exercise price of $3.00 per share.

(h) Includes exercisable options not listed separately above to acquire 8,000 and 4,000 shares of Common Stock at an exercise price of $2.42 and $6.63, respectively, per share.

                PROPOSAL 1 - ELECTION OF TWO CLASS III DIRECTORS
        INFORMATION ABOUT THE NOMINEES AND DIRECTORS CONTINUING IN OFFICE

The Company's Articles of Incorporation and Bylaws currently provide for three classes of directors, each class serving for a three-year term expiring one year after the term of the preceding class, so that the term of one class will expire each year. The terms of the current Class I and Class II directors expire in 1999 and 2000, respectively. The Board of Directors has nominated S. Leslie Flegel and William H. Lee, who are currently Class I directors, for re-election to each serve a three-year term expiring at the annual meeting of shareholders in 2000. The following table sets forth certain information concerning Mr. Flegel and Mr. Lee and those directors who are continuing in office.

                        NOMINEES FOR DIRECTOR - CLASS III
                   (to be elected to serve a three-year term)

                                                                     Director
   Name              Age         Position                             Since
   ----              ---         --------                            --------

S. Leslie Flegel      61    Chairman and Chief Executive               1995
                            Officer of the Company

William H. Lee        47    President and Chief Operating              1995
                            Officer of the Company

S. Leslie Flegel has been a director, Chairman and Chief Executive Officer of the Company since its inception in March 1995. For more than 14 years prior thereto, Mr. Flegel was the principal owner and chief executive officer of Display Information Systems Company ("DISC"), a predecessor of the Company.

William H. Lee has been a director, President and Chief Operating Officer of the Company since its inception in March 1995. For approximately 14 years prior thereto, Mr. Lee was the principal owner and chief executive officer of Periodical Marketing and Management, Inc. ("PMM"), a predecessor of the Company.

                    DIRECTORS CONTINUING IN OFFICE - CLASS I
                            (terms expiring in 1999)
                                                                     Director
  Name                Age           Position                          Since
  ----                ---           --------                         --------
Aron Katzman           60      President, New Legends, Inc.            1995

Randall Minix          48      Managing Partner, Minix,                1995
                               Morgan & Company, L.L.P.

Aron Katzman has served as a director of the Company since it commenced operations in May 1995. For more than five years prior to May 1994, when it was sold, Mr. Katzman served as the chairman and chief executive officer of Roman Company, a manufacturer and distributor of fashion custom jewelry. Mr. Katzman currently serves as a member of the Board of Directors of Phonetel, Inc.

Randall S. Minix has served as a director of the Company since it commenced operations in May 1995. For more than six years, Mr. Minix has been the managing partner of Minix, Morgan & Company, L.L.P., an independent accounting firm headquartered in Greensboro, North Carolina.

                    DIRECTORS CONTINUING IN OFFICE - CLASS II
                            (terms expiring in 2000)
                                                                      Director
         Name                Age       Position                        Since
         ----                ---       --------                       --------
Timothy A. Braswell           69    Consultant to Wholesale
                                    Magazine Industry                   1995

Harry L. "Terry" Franc, III   62    Senior Executive Vice-President
                                    of Bridge Information               1995
                                    Systems, Inc. and Vice-President
                                    of Bridge Trading Company

Timothy A. Braswell has been a director of the Company since it commenced operations in May 1995. He established Braswell Investment Company, a consultant and broker of wholesale magazine businesses in 1994 and is its owner. For more than five years prior thereto, Mr. Braswell was the principal owner and chief executive officer of City News Co. and Dixie News Co., each of which is a wholesale periodical company.

Harry L. "Terry" Franc, III, has been a director of the Company since it commenced operations in May 1995. Mr. Franc is one of the founders of Bridge Information Systems, Inc. ("BIS"), a global provider of information services to the securities industry and of BIS's subsidiary, Bridge Trading Company ("BTC"), a registered broker-dealer and member of the New York Stock Exchange. For more than 20 years, Mr. Franc served as a director and an Executive Vice President of BIS and an Executive Vice President of BTC.

The Board of Directors of the Company consists of six members, each of whom serve in such capacity for a three-year term or until a successor has been elected and qualified, subject to earlier resignation, removal or death. The number of directors comprising the Board of Directors may be increased or decreased by resolution adopted by the affirmative vote of a majority of the Board of Directors. The Company's Articles of Incorporation and Bylaws provide for three classes of directorships serving staggered three year terms such that one-third of the directors are elected at each annual meeting of shareholders. During fiscal 1998, eight meetings of the Board of Directors were held. Except for Mr. Braswell, each director attended 75 percent or more of the aggregate of
(i) the total number of meetings held during fiscal year 1998 and (ii) the total number of meetings held during such period by all committees of the Board of Directors on which he served.

The Board of Directors of the Company has established an Audit Committee and a Compensation Committee. The Audit Committee is comprised of two non-employee directors, presently Messrs. Minix and Katzman, and has the responsibility of recommending the firm that will serve as the Company's independent auditors, reviewing the scope and results of the audit and services provided by the Company's independent accountants, and meeting with the financial staff of the Company to review accounting procedures and policies. During fiscal 1998, the Audit committee held one meeting. The Compensation Committee is comprised of three non-employee directors, presently Messrs. Katzman, Braswell and Franc, and has been given the responsibility of reviewing the financial records of the Company to determine overall compensation and benefits for executive officers of the Company and to establish and administer the policies which govern employee salaries and benefit plans. During fiscal 1998, the Compensation Committee held two meetings.

The Board of Directors evaluates and nominates qualified nominees for election or appointment as Directors and qualified persons for selection as Senior
Officers. The Board of Directors will give appropriate consideration to a written recommendation by a shareholder for the nomination of a qualified person to serve as a Director of the Company, provided that such recommendation contains sufficient information regarding the proposed nominee for the Board of Directors to properly evaluate such nominee's qualifications to serve as Director.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Form 5 and amendments thereto, or written representations that no Form 5 is required, one person, Mr. Stephen E. Borjes, failed to timely file Form 3, Initial Statement of beneficial Ownership of Securities. Four persons, Messrs. Dixon, Katzman, Braswell and Franc, failed to timely file Form 4, Statement of Changes in Beneficial Ownership. Six persons, Messrs. S.L. Flegel, Lee, Watkins, DeGolia, Rodgers and J.S. Flegel, failed to timely file Form 5, Annual Statement of Changes in Beneficial Ownership.

Director Compensation

Under the Company's present policy, each director of the Company who is not also an employee of the Company will receive $1,000 payable in Common Stock of the Company, with the exception of Mr. Minix who will be paid in cash, for each meeting of the Board of Directors attended. Directors are also entitled to be reimbursed for expenses incurred by them in attending meetings of the Board of Directors and its committees.

                               EXECUTIVE OFFICERS

The following table sets forth certain information concerning the executive officers of the Company who are not also directors of the Company:

Name                     Age     Position

John P. Watkins          43      Chief Administrative Officer

Dwight L. DeGolia        53      Executive Vice President

W. Brian Rodgers         33      Assistant Secretary and Chief Financial Officer

Jason S. Flegel          32      Senior Vice President of RDA Operations

Stephen E. Borjes        49      President - Front-End Merchandising Group

John P. Watkins has served as President - Retail Service Group and Chief Administrative Officer since February 1, 1996. For more than 16 year prior thereto, Mr. Watkins served in several senior management positions with Food Lion, Inc., a seven billion dollar retail grocery chain. From September, 1992 to July 1995, Mr. Watkins served as Senior Vice President and Chief Operating Officer and a member of the Board of Directors of Food Lion, Inc.

Dwight L. DeGolia has served as Executive Vice President of the Company since its commencement of operations in May 1995. For more than ten years prior thereto, Mr. DeGolia served as Executive Vice President of Sales and Marketing for DISC. From 1986 to 1993, Mr. DeGolia also served as a director of Advanced Marketing Services, a leading supplier of books to wholesale clubs.

W. Brian Rodgers has served as Assistant Secretary of the Company and Chief Financial Officer since October 1996. Prior to joining the Company, Mr. Rodgers practiced for seven years as a certified public accountant with BDO Seidman, LLP.

Jason S. Flegel has served as Senior Vice President of RDA Operations since June 1996. Prior thereto, and since the Company's inception in March 1995, Mr. Flegel served as Vice President - Western Region. For more than two years prior thereto, Mr. Flegel was an owner and the Chief Financial Officer of DISC. Jason
S. Flegel is the son of S.
Leslie Flegel.

Stephen E. Borjes has served as President of Front-End Merchandising Group since September, 1997. For more than 20 years, Mr. Borjes held several positions with Dixie News Co. ("Dixie News") and the News Group, which purchased Dixie News in 1994. His latest position at News Group was Vice President of Operations for the distribution centers in Charlotte and Winston-Salem, North Carolina, and Johnston City, Tennessee.

                 Certain Relationships and Related Transactions

From time to time, the Company and its predecessors have engaged in various transactions with its directors, executive officers and other affiliated parties. The following paragraphs summarize certain information concerning such transactions and relationships which have occurred during the past two fiscal years or which are presently proposed.

Predecessor Transactions

S. Leslie Flegel, Chairman and Chief Executive Officer of the Company and Dwight
L. DeGolia, Executive Vice President of the Company, have from time to time received cash advances from the Company and DISC, a subchapter S predecessor of the Company. The largest aggregate amount of such indebtedness outstanding at any time since February 1, 1997 was $270,675 and $22,093, respectively. In October, 1997, Mr. Flegel repaid in full all indebtedness due by him to the Company. As a result, at January 31, 1998, such outstanding balances were $-0-and $22,093, respectively. All advances to Mr. DeGolia are evidenced by promissory notes in favor of the Company. Such notes bear interest at rates varying from 6.96% to 7.34% per annum and mature from 2001 to 2003.

On June 28, 1991, PMM entered into a written lease with 711 Gallimore Partnership in which Mr. William H. Lee, President and Chief Operating Officer of the Company, is a partner, whereby 711 Gallimore Partnership leases to the Company certain office space in High Point, North Carolina. The lease, as amended in May of 1998, provides for annual rent of approximately $240,000 and expires in 2012. In fiscal 1998 and 1997, the Company paid 711 Gallimore Partnership $174,888 and $157,498, respectively, in rent.

Company Transactions

Data-Pros, Inc. ("Data-Pros"), a corporation in which Mr. Lee is a shareholder, provided the Company with data processing services. In fiscal 1997, the Company paid Data-Pros $274,893, respectively, for such services. On January 1, 1997 the Company purchased the assets of Data-Pros for $45,000.

2532 Partnership, a North Carolina partnership in which Mr. Lee is a partner, has occasionally provided the Company with the use of an airplane. In fiscal 1998, the Company paid 2532 Partnership $11,692 in consideration for the use of the airplane.

In July 1997, the holders of the Company's 1996 Series 7% Convertible Preferred Stock exchanged all 5,600 outstanding shares for 186,667 shares of Common Stock at an effective exchange price of $3.00 per share and non-transferable warrants, expiring in 2000, to purchase 310,709 shares of Common Stock at an exercise price of $3.00 per share.

In September 1997, the Company issued to Messrs. Katzman, Franc and Braswell, non-transferable warrants, expiring in 2000, to purchase an aggregate of 89,289 shares of Common Stock at an exercise price of $3.00 per share. Such warrants will vest at a rate of 25% on August 1, 1998, 25% on November 1, 1998, 25% on February 1, 1999 and 25% on May 1, 1999.

                             Executive Compensation

The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of the named executive officers for all services rendered in all capacities to the Company and its predecessors in fiscal years 1996, 1997 and 1998.

                           SUMMARY COMPENSATION TABLE

Name of Principal                         Annual Compensation     Other Annual
   Position                          Year     Salary     Bonus   Compensation(a)
-----------------                    ----     ------     -----   ---------------
S. Leslie Flegel                     1998    $255,000   $96,300      $25,643
Chairman and Chief Executive         1997    $227,500  $176,398      $30,624
  Officer                            1996    $200,000   $26,543      $30,995

William H. Lee                       1998    $245,494   $70,382      $12,629
President and Chief Operating        1997    $224,830   $30,000      $13,944
  Officer                            1996    $192,646       ---      $19,006

Dwight L. DeGolia                    1998    $150,000   $29,200      $10,777
Executive Vice President             1997    $140,000    $4,773      $11,223
                                     1996    $134,884       ---      $16,739

John P. Watkins                      1998    $150,000   $25,000       $9,986
Chief Administration Officer         1997    $150,000       ---      $11,891
                                     1996         ---       ---          ---

Robert B. Dixon (b)                  1998    $150,000    $5,500      $12,797
Executive Vice President and         1997    $150,000       ---      $13,907
  President - Periodical             1996    $114,000   $50,000       $5,458
  Information Management
------------------------

(a) Reflects personal benefits derived by Messrs. Flegel, Lee, DeGolia, Watkins and Dixon primarily in connection with personal use of Company automobiles, country club membership dues and life insurance premiums. In fiscal 1998, the estimated incremental cost to the Company of the use by Messrs. Flegel, Lee, DeGolia, Watkins and Dixon of Company automobiles was $9,566, $8,523, $6,312, $7,800 and $8,597, respectively. In fiscal 1997, such cost was $10,339, $8,650, $6,090, $7,800 and $8,597, respectively. In fiscal 1996, such cost was $11,444, $6,234, $6,360, $0 and $3,158, respectively.

         In fiscal 1998, the estimated incremental cost to the Company of the membership dues paid on behalf of Messrs. Flegel, Lee, DeGolia, Watkins and Dixon was $6,984, $1,050, $4,465, $1,425 and $4,200, respectively. In fiscal
1997, such cost was $11,192, $2,239, $5,133, $3,330 and $5,310, respectively. In fiscal 1996, such cost was $11,503, $4,738, $4,751, $0 and $2,300, respectively.

         In fiscal 1998, the estimated incremental cost to the Company of life insurance premiums paid on behalf of Messrs. Flegel, Lee, DeGolia, Watkins and Dixon was $9,093, $3,056, $0, $761 and $0, respectively. In fiscal 1997, such cost was $9,093, $3,056, $0, $761 and $0, respectively. In fiscal 1996, such cost was $8,048, $8,033, $5,628, $0 and $0, respectively.

(b) Regrettably, Mr. Dixon died on February 26, 1998.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

                          Number of        % of Total
                         Securities        Options/SAR
                         Underlying        Granted to   Exercise or
                        Options/SARS      Employees in  Base Price   Expiration
     Name                 Granted #       Fiscal Year     ($/Sh)        Date
     ----               ------------      ------------  -----------  ----------
S. Leslie Flegel         89,256 (1)          27%           $1.66        5-14-02
William H. Lee           49,091 (2)          15%           $2.66        6-24-02
Dwight L. DeGolia        10,909 (3)          3%            $2.42        6-24-07
John P. Watkins          13,636 (3)          4%            $2.42        6-24-07
                         74,380 (4)          23%           $5.60        2-01-01
Robert B. Dixon               0              0%             N/A           N/A

------------------

(1) Options were granted May 15, 1997 and are exercisable as follows: 29,752 on or after May 15, 1998, 29,752 on or after May 15, 1999 and 29, 752 on or after May 15, 2000.

(2) Options were granted June 25, 1997 and are exercisable as follows: 16,364 on or after June 25, 1998, 16,364 on or after June 25, 1999 and 16,363 on or after June 25, 2000.

(3) Options were granted June 25, 1997 and are exercisable 20% a year, cumulatively, for a period of five years.

(4) Options were granted June 25, 1997 and are exercisable as follows: 24,793 immediately, 16,529 on or after February 1, 1998, 16,529 on or after February 1, 1999 and 16,529 on or after February 1, 2000.


               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                            AND FYE OPTION/SAR VALUES
                                                                                  Value of
                                                         Number of               Unexercised
                                                        Unexercised             In-the Money
                                                       Option/SARs at          Options/SARs at
                          Shares                      Fiscal Year End          Fiscal Year End
                       Acquired on       Value        (#) Exercisable/           Exercisable/
  Name                 Exercise (#)   Realized ($)     Unexercisable             Unexercisable
  ----                 ------------   ------------    ----------------         ---------------
S. Leslie Flegel           0                0              0/89,256                 0/309,272
William H. Lee             0                0              0/49,091                 0/121,009
Dwight L. DeGolia          0                0            2,182/8,727              5,902/23,607
John P. Watkins            0                0           27,520/60,496             7,377/29,509
Robert B. Dixon            0                0                0/0                       0/0



PROPOSAL 2 - AMENDMENT OF THE COMPANY'S BYLAWS TO RENDER INAPPLICABLE A MISSOURI STATUTE WHICH RESTRICTS CERTAIN BUSINESS COMBINATIONS

The Board of Directors proposes and recommends that the shareholders authorize an amendment of the Company's Bylaws to render inapplicable a certain Missouri statute which restricts certain business combinations (the "Business Combination Statute").

The Business Combination Statute, Section 351.459 of The General and Business Corporation Law of Missouri (the "MGBCL"), provides that, under certain circumstances, a business combination between a corporation and any shareholder of such corporation which possesses control of 20% or more of the outstanding voting stock of such corporation (an "interested shareholder") may be prohibited unless certain steps are taken to approve the business combination, including obtaining approval of the corporation's board of directors. All resident domestic corporations are subject to the provisions of the Business Combination Statute unless the corporation expressly elects not to be governed by such statute.

The Board of Directors has adopted a resolution which, if approved by the shareholders of the Company, would amend the Company's Bylaws, as set forth in Exhibit A hereto, to exempt the Company from the provisions of the Business Combination Statute. The purported purpose of the Business Combination Statute is to protect the remaining shareholders against actions an interested shareholder may induce the corporation to engage in, however, such statute may
(i) delay, defer or prevent a change in control of the Company; and/or (ii) diminish the opportunity for shareholders to receive a premium above the market price for their shares from a potential acquirer who is unfriendly to the Company's management. If the resolution is adopted the Business Combination Statute specifies that the amendment shall not become effective for a period of 18 months from the date of such amendment.


PROPOSAL 3 - AMENDMENT TO THE COMPANY BYLAWS TO RENDER INAPPLICABLE A MISSOURI STATUTE WHICH MAY IMPAIR THE VOTING RIGHTS OF CONTROL SHARES UPON TRANSFER

The Board of Directors proposes and recommends that the shareholders authorize an amendment of the Company's Bylaws to render inapplicable a certain Missouri statute which may impair the voting rights of control shares upon transfer of such shares (the "Control Share Acquisition Statute").

The Control Share Acquisition Statute, Section 351.407 of the MGBCL, generally provides that, except in certain circumstances, if a shareholder acquires 20% or more of the voting stock the shareholder will not have voting rights regarding such shares unless (i) the shareholder satisfies certain disclosure requirements; and (ii) the acquisition of the shares is approved by both (a) a majority of the outstanding voting stock, and (b) a majority of the outstanding voting stock, excluding shares held by officers and employee directors of the corporation. All corporations incorporated under the MGBCL are subject to the provisions of the Control Share Acquisition Statute unless the corporation expressly elects not to be governed by the Control Share Acquisition Statute.

The Board of Directors has adopted a resolution which, if approved by the shareholders of the Company, would amend the Company's Bylaws, as set forth in Exhibit B hereto, to exempt the Company from the provisions of the Control Share Acquisition Statute. The legislative purpose of the Control Share Acquisition Statute is to provide shareholders with an opportunity to vote on a proposed acquisition of control of the corporation, however, in certain situations such statute could (i) delay, defer or prevent a change in control of the Company; and/or (ii) diminish the opportunity for shareholders to receive a premium above the market price for their shares from a potential acquirer who is unfriendly to the Company's management.

                                 OTHER BUSINESS

Management does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                              SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company by April 28, 1999 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

In order for a Shareholder to bring other business before a Shareholder meeting, timely notice must be given to the Company within by the time limits set forth above. Such notice must include a description of the proposed business, the reasons therefor and other matters specified in the Company's Bylaws. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Shareholder action in accordance with applicable law. These requirements are separate from to the procedural requirements a Shareholder must meet to have a proposal included in the Company's proxy statement.

In each case the notice must be provided to the Company at its principal office in St. Louis, Missouri. Shareholder desiring a copy of the Company's Bylaws will be furnished a copy without charge upon the submission of a written request to the Company.

If the date of the 1999 Annual Meeting of Shareholders is advanced or delayed by more than 30 calendar days from the date of the 1998 Annual Meeting of Shareholders the Company will make a timely disclosure of such date change and the impact of such date change on the submission deadlines set forth above in its first quarterly report on Form 10-QSB following such date change, or, if impracticable any means reasonably calculated to inform shareholders.

                  RELATIONSHIP WITH THE INDEPENDENT ACCOUNTANTS

BDO Seidman, LLP ("BDO Seidman") served as the independent public accountant for the Company in fiscal 1998. The Company's independent public accountant for fiscal 1999 will be selected by the Board at a regular Board meeting to be held in fiscal 1999. Representatives of BDO Seidman will be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                       By Order of the Board of Directors

                                       /s/ Alan G. Johnson

                                       Alan G. Johnson, Secretary


THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY BY DELIVERING A WRITTEN REVOCATION OF YOUR PROXY TO THE SECRETARY OF THE COMPANY.

                                    EXHIBIT A

                Proposed Amendment to add Article X to Company's
             Bylaws to render inapplicable a Missouri statute which
                     restricts certain business combinations

         RESOLVED, that Article X be added to the Company's Bylaws as follows:

         Section  1. The  Corporation  expressly  elects not to be  governed  by
Section 351.459 of the General and Business Corporation Law of Missouri pursuant to subsection 4(3) thereof.

                                    EXHIBIT B

                Proposed Amendment to add Article XI to Company's
             Bylaws to render inapplicable a Missouri statute which
          may impair the voting rights of control shares upon transfer

         RESOLVED, that Article XI be added to the Company's Bylaws as follows:

         Section  1. The  Corporation  expressly  elects not to be  governed  by
Section 351.407 of the General and Business Corporation Law of Missouri pursuant to subsection 1 thereof.

                    THE SOURCE INFORMATION MANAGEMENT COMPANY
                    PROXY SOLICITED ON BEHALF OF THE BOARD OF
                  DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS,
                          OCTOBER 6, 1998 AT 4:00 P.M.

         The undersigned stockholder of The Source Information Management Company (the "Company") hereby appoints S. Leslie Flegel and William H. Lee and each of them as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Sky Club, 200 Park Avenue, New York, New York 10166 on October 6, 1998 at 4:00 P.M. Eastern Time, and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

         Receipt of the Notice of Annual Meeting of Stockholders dated August 26, 1998, the Proxy Statement furnished herewith, and a copy of the Annual Report on Form 10-KSB for the year ended January 31, 1998 is hereby acknowledged.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION OF VOTE IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND PURSUANT TO ITEM 4.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3

Item 1. Election of S. Leslie Flegel and William H. Lee as Class III Directors for a term of three years expiring in 2001 and until each director's successor has been duly elected and qualified.

                                S. Leslie Flegel

                        |_| FOR |_| AGAINST |_| WITHHOLD

                                 William H. Lee

                        |_| FOR |_| AGAINST |_| WITHHOLD

Item 2. An amendment to the Company's Bylaws to render inapplicable a Missouri statute which restricts certain business combinations.

                        |_| FOR |_| AGAINST |_| WITHHOLD

Item 3. An amendment to the Company's Bylaws to render inapplicable a Missouri statute which may impair the voting rights of control shares upon transfer.

                        |_| FOR |_| AGAINST |_| WITHHOLD

Item 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Dated:  ______________, 1998          __________________________________________
                                              (Signature)


                                      ------------------------------------------
                                              (Signature if held jointly)

                                      The  signature  should agree with the name
                                      on your  stock  certificate.  If acting as
                                      attorney,     executor,     administrator,
                                      trustee,  guardian,  etc.,  you  should so
                                      indicate when signing.  If the signer is a
                                      corporation,    please   sign   the   full
                                      corporate name by duly authorized officer.
                                      If   shares   are   held   jointly,   each
                                      shareholder should sign.